Pricing Supplement No.             c05-0801
	Pricing Supplement Dated:          August 1, 2005
	Rule 424(b)(3)
	File No.                           333-122925, 333-122925-01

	(To Prospectus Supplement Dated June 1, 2005
	and Prospectus Dated May 3, 2005)

	$5,000,000,000
	Citigroup Funding Inc.
	Retail Medium-Term Notes, Series C
	Due Nine Months or More From Date of Issue
	Fully and Unconditionally Guaranteed by Citigroup Inc.

	Trade Date:                        August 1, 2005
	Issue Date:                        August 15, 2005
	Settlement Date:                   August 15, 2005
	Following Business Day Convention

	Form of Note:                      Global/Book-Entry Only
	Calculation Agent:                 Citibank
	Minimum Denominations/Increments:  $1,000

	Purchasing Agent: Citigroup, acting as principal

	--------------------------------------------------------------

	CUSIP:                             1730T3AG8
	Aggregate Principal Amount:        USD 15,000,000.00
	Price to Public:                   100%
	Concession:                        2.4500%
	Net Proceeds to Issuer:            USD 14,632,500.00
	Interest Rate (per annum):         4.5000%
	Coupon Type:                       STEP-UP
	Interest Payment Frequency:        Monthly
	First Interest Payment Date:       September 15, 2005
	Maturity Date:                     August 15, 2020
	Product Ranking:                   Senior Unsecured
	Survivor's Option:                 Yes

	Redemption Information:            Subject to redemption
	at the option of Citigroup Funding Inc., in whole or in part, on Interest Payment Dates, beginning August 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

	Other Info	Initial coupon: 4.50%; Step-up: 6.00% on
	          	08/15/2008